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                                                                    EXHIBIT 12.3
                                   PACCAR Inc

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)



                                                                                    Six Months Ended
                                                                                         June 30
                                                                                1994                1993
                                                                             ------------------------------
FIXED CHARGES
  Interest expense
       PACCAR Inc and subsidiaries (1)                                        $ 38,687             $ 31,493

  Portion of rentals deemed interest                                             2,747                3,000
                                                                              --------             --------

                                              TOTAL FIXED CHARGES             $ 41,434             $ 34,493
                                                                              ========             ========

EARNINGS
  Income before taxes -
       PACCAR Inc and subsidiaries                                            $146,910             $ 90,777

  Fixed charges                                                                 41,434               34,493
                                                                              --------             --------

                                              EARNINGS AS DEFINED             $188,344             $125,270
                                                                              ========             ========


RATIO OF EARNINGS TO FIXED CHARGES                                                4.55X                3.63X


(1) Exclusive of interest, if any, paid to PACCAR Inc.





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